UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

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KRISPY KREME DOUGHNUTS, INC.

(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 9, 2005, the Special Committee of the Board of Directors (the “Special Committee”) of Krispy Kreme Doughnuts, Inc. (the “Company”) presented a report of its independent investigation to the Company’s Board of Directors. A summary of the report, dated August 10, 2005, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

On August 10, 2005, the Company issued a press release relating to the Special Committee’s report, financial statement adjustments, recent operating results, liquidity and capital resources and material weaknesses in internal control over financial reporting. A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Summary of Independent Investigation by the Special Committee of the Board of Directors of Krispy Kreme Doughnuts, Inc. dated August 10, 2005
99.2

Press Release (“Krispy Kreme Announces Completion of Special Committee Investigation; Pre-Tax Income To Be Reduced by an Estimated $22.2 Million for Fiscal Year 2001 through October 31, 2004 and an Additional $3.4 Million for Prior Periods; Discusses Current Operations and Liquidity”) dated August 10, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 10, 2005

KRISPY KREME DOUGHNUTS, INC. By: /s/ Michael C. Phalen Michael C. Phalen Chief Financial Officer